Exhibit 5.7

[Letterhead of Simpson Thacher & Bartlett LLP]

November 19, 2014

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Hilton Worldwide Finance LLC, a Delaware limited liability company (the “Company”), and Hilton Worldwide Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), and to the guarantors listed on Schedule I hereto (the “Guarantors”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of up to $1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of October 4, 2013 (as amended by the first supplemental indenture, dated as of October 25, 2013, and the second supplemental indenture, dated as of September 8, 2014, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Exchange Securities and the Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 5.625% Senior Notes due 2021 and the guarantees thereof of the Guarantors.

We have examined the Registration Statement and the Indenture (including the form of Exchange Security and the terms of the Exchange Guarantees set forth therein), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement and (b) the Exchange Guarantee of SALC, Inc. has been duly issued, the Exchange Guarantee of SALC, Inc. will constitute a valid and legally binding obligation of SALC, Inc., enforceable against SALC, Inc. in accordance with its terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the State of Texas, we have relied upon the opinion of Dentons US LLP dated the date hereof and our opinion is subject to the qualifications, assumptions, limitations and exceptions set forth therein.

We do not express any opinion herein concerning any law other than the law of the State of New York and, to the extent set forth herein, the law of the State of Texas.

We hereby consent to the filing of this opinion letter as Exhibit 5.7 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

Guarantor	State of Incorporation or Organization

Destination Resorts LLC	Arizona
Doubletree Hotel Systems LLC	Arizona
Doubletree Hotels LLC	Arizona
DT Management LLC	Arizona
DT Real Estate, Inc.	Arizona
DTM Atlanta/Legacy, Inc.	Arizona
DTM Coconut Grove, Inc.	Arizona
DTM Largo, Inc.	Arizona
DTM Maryland, Inc.	Arizona
DTM Santa Clara LLC	Arizona
DTM Walnut Creek, Inc.	Arizona
DTR FCH Holdings, Inc.	Arizona
DTR PAH Holding, Inc.	Arizona
DTR San Antonio, Inc.	Arizona
DTR TM Holdings, Inc.	Arizona
HIC Gaming California, Inc.	California
HIC San Pablo Limited, Inc.	California
HIC San Pablo, L.P.	California
Hilton San Diego Corporation	California
90210 Biltmore Management, LLC	Delaware
90210 Desert Resorts Management Co., LLC	Delaware
90210 Grand Wailea Management Co., LLC	Delaware
90210 LLC	Delaware
90210 Management Company, LLC	Delaware
Andiamo’s O’Hare, LLC	Delaware
Blue Bonnet Security, LLC	Delaware
Compris Hotel LLC	Delaware
Conrad Franchise LLC	Delaware
Conrad International Manage (CIS) LLC	Delaware
Conrad Management LLC	Delaware
Doubletree DTWC LLC	Delaware
Doubletree Franchise LLC	Delaware
Doubletree LLC	Delaware
Doubletree Management LLC	Delaware
DTWC Spokane City Center SPE, LLC	Delaware
EJP LLC	Delaware
Embassy Development LLC	Delaware
Embassy Equity Development LLC	Delaware
Embassy Suites (Isla Verde), Inc.	Delaware
Embassy Suites Franchise LLC	Delaware
Embassy Syracuse Development LLC	Delaware
EPAM Corporation	Delaware

Grand Vacations Realty, LLC	Delaware
Grand Vacations Services LLC	Delaware
Grand Vacations Title, LLC	Delaware
Hampton Inns Franchise LLC	Delaware
Hampton Inns LLC	Delaware
Hampton Inns Management LLC	Delaware
HHC BC Orlando, LLC	Delaware
HHC One Park Boulevard, LLC	Delaware
HIC First Corporation	Delaware
HIC Holdings Corporation	Delaware
HIC Hotels U.S.A. Corporation	Delaware
HIC Racing Corporation	Delaware
HIC Second Corporation	Delaware
Hilton Beverage LLC	Delaware
Hilton Chicago Beverage I LLC	Delaware
Hilton Chicago Beverage II LLC	Delaware
Hilton Chicago Beverage III LLC	Delaware
Hilton Chicago Beverage IV LLC	Delaware
Hilton Corporate Director LLC	Delaware
Hilton El Con Management LLC	Delaware
Hilton El Con Operator LLC	Delaware
Hilton Electronic Distribution Systems, LLC	Delaware
Hilton Energy Investments, LLC	Delaware
Hilton Franchise Holding LLC	Delaware
Hilton Franchise LLC	Delaware
Hilton Garden Inns Franchise LLC	Delaware
Hilton Garden Inns Management LLC	Delaware
Hilton Grand Vacations Club, LLC	Delaware
Hilton Grand Vacations Company, LLC	Delaware
Hilton Grand Vacations Financing, LLC	Delaware
Hilton Hawaii Corporation	Delaware
Hilton HHonors Worldwide, L.L.C.	Delaware
Hilton Illinois Holdings LLC	Delaware
Hilton Inns LLC	Delaware
Hilton International Holding Corporation	Delaware
Hilton Kingsland 1, LLC	Delaware
Hilton Management LLC	Delaware
Hilton New Jersey Service Corp.	Delaware
Hilton OPB, LLC	Delaware
Hilton Orlando Partners II, LLC	Delaware
Hilton Orlando Partners III, LLC	Delaware
Hilton Recreation LLC	Delaware
Hilton Resorts Corporation	Delaware
Hilton Resorts Marketing Corp.	Delaware
Hilton Spring Corporation	Delaware
Hilton Supply Management LLC	Delaware

Hilton Systems Solutions, LLC	Delaware
Hilton Systems, LLC	Delaware
Hilton Worldwide Holdings Inc.	Delaware
Hilton Worldwide, Inc.	Delaware
HLT Audubon LLC	Delaware
HLT CA Hilton LLC	Delaware
HLT Conrad Domestic LLC	Delaware
HLT Conrad GP LLC	Delaware
HLT Domestic JV Holdings LLC	Delaware
HLT Domestic Owner LLC	Delaware
HLT ESP Franchise LLC	Delaware
HLT ESP International Franchise LLC	Delaware
HLT ESP International Franchisor Corporation	Delaware
HLT ESP International Manage LLC	Delaware
HLT ESP International Management Corporation	Delaware
HLT ESP Manage LLC	Delaware
HLT Franchise II Borrower LLC	Delaware
HLT HQ SPE LLC	Delaware
HLT HSM Holding LLC	Delaware
HLT HSS Holding LLC	Delaware
HLT JV Acquisition LLC	Delaware
HLT JV I Borrower LLC	Delaware
HLT Lifestyle Franchise LLC	Delaware
HLT Lifestyle International Franchise LLC	Delaware
HLT Lifestyle International Franchisor Corporation	Delaware
HLT Lifestyle International Manage LLC	Delaware
HLT Lifestyle International Management Corporation	Delaware
HLT Lifestyle Manage LLC	Delaware
HLT Memphis Data LLC	Delaware
HLT O’Hare LLC	Delaware
HLT Operate DTWC LLC	Delaware
HLT Owned II Holding LLC	Delaware
HLT Owned II-A Borrower LLC	Delaware
HLT Palmer LLC	Delaware
HLT Timeshare Borrower I LLC	Delaware
HLT Timeshare Borrower II LLC	Delaware
Homewood Suites Franchise LLC	Delaware
Homewood Suites Management LLC	Delaware
Hotels Statler Company, Inc.	Delaware
HPP Hotels USA, Inc.	Delaware
HRC Islander LLC	Delaware
HTGV, LLC	Delaware
Innvision, LLC	Delaware
Lockwood Palmer House, LLC	Delaware
MeriTex, LLC	Delaware
Potter’s Bar Palmer House, LLC	Delaware

Promus Hotel Services, Inc.	Delaware
Promus Hotels Florida LLC	Delaware
Promus Hotels LLC	Delaware
Promus Hotels Minneapolis, Inc.	Delaware
Promus Hotels Parent LLC	Delaware
Promus Operating LLC	Delaware
Promus/Kingston Development Corporation	Delaware
Samantha Hotel LLC	Delaware
Suite Life LLC	Delaware
Tex Holdings, Inc.	Delaware
WA Collection International, LLC	Delaware
Waldorf Astoria Franchise LLC	Delaware
Waldorf=Astoria Management LLC	Delaware
Florida Conrad International Corp.	Florida
Hilton-OCCC Hotel, LLC	Florida
Hilton-OCCC Mezz Lender, LLC	Florida
Embassy Suites Club No. 1, Inc.	Kansas
Hotel Clubs of Corporate Woods, Inc.	Kansas
Embassy Suites Club No. Three, Inc.	Louisiana
International Rivercenter Lessee, L.L.C.	Louisiana
DTM Cambridge, Inc.	Massachusetts
Chesterfield Village Hotel, LLC	Missouri
Bally’s Grand Property Sub I, LLC	Nevada
Conrad International (Belgium) LLC	Nevada
Conrad International (Egypt) Resorts Corporation	Nevada
Conrad International (Indonesia) Corporation	Nevada
Conrad International Investment (Jakarta) Corporation	Nevada
Hilton Grand Vacations Management, LLC	Nevada
Hilton Holdings, LLC	Nevada
Hilton Hospitality, LLC	Nevada
Hilton Illinois, LLC	Nevada
HPP International Corporation	Nevada
Peacock Alley Service Company, LLC	New York
Washington Hilton, L.L.C.	New York
Embassy Memphis Corporation	Tennessee
Embassy Suites Club No. Two, Inc.	Texas
SALC, Inc.	Texas